[LETTERHEAD OF WILMER, CUTLER & PICKERING]

                                 August 7, 2001

The CIT Group, Inc.
1211 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

      We have acted as counsel to The CIT Group, Inc., a Nevada corporation (the "Corporation"), in connection with the filing by the Corporation with the United States Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement") which relates to the issuance from and after the date hereof of up to $16,202,600,000 in aggregate principal amount of the Corporation's senior and senior subordinated debt securities (the "Debt Securities"). The Debt Securities are to be issued in one or more series pursuant to the Indentures (as defined below).

      We have examined (i) the Indenture, dated as of September 24, 1998, between The CIT Group, Inc., a Delaware corporation ("CIT Delaware") and The Bank of New York, as Trustee, as supplemented by the First Supplemental Indenture, dated as of June 1, 2001, among the Corporation, CIT Holdings (NV) Inc., a Nevada corporation ("CIT Holdings") and The Bank of New York, as Trustee; (ii) the Indenture, dated as of September 24, 1998, between CIT Delaware and Bank One Trust Company, N.A., successor to The First National Bank of Chicago, as Trustee, as supplemented by the First Supplemental Indenture, dated as of May 9, 2001, among CIT Delaware, Bank One Trust Company, N.A. and Bank One NA, London Branch, as London Paying Agent and London Calculation Agent, as further supplemented by the Second Supplemental Indenture, dated as of June 1, 2001, among the Corporation, CIT Holdings and Bank One Trust Company, N.A., as Trustee; (iii) the Indenture, dated as of September 24, 1998, between CIT Delaware and The Bank of New York, as Trustee, as supplemented by the First Supplemental Indenture, dated as of June 1, 2001, among the Corporation, CIT Holdings and The Bank of New York, as Trustee; (iv) a signed copy of the Registration Statement and (v) originals, photocopies or conformed copies of all such records of the Corporation and its subsidiaries, all such agreements and certificates of public officials, and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. Each of the indentures identified in clauses (i) through (iii) of the preceding sentence is referred to individually as an "Indenture" and collectively as the "Indentures."

      In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authority of all persons signing the Registration Statement, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.


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The CIT Group, Inc.
August 7, 2001
Page 2 of 2


      In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby;
(iii) all Debt Securities will be issued and sold in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) each Indenture has been duly authorized, executed and delivered by the parties named therein and constitutes a valid and binding agreement of the trustee named therein; and (v) a definitive purchase, selling agency, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized, validly executed and delivered by the Corporation and the other parties thereto.

      Based upon and subject to the foregoing, we are of the opinion that:

      With respect to Debt Securities to be issued under the Indentures, when
(i) the Board of Directors of the Corporation has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (ii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the provisions of the applicable definitive purchase, selling agency, underwriting or similar agreement approved by authorization of the Board of Directors of the Corporation upon payment of the consideration therefor provided for therein such Debt Securities will be legally issued and will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and general principles of equity.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the Prospectus incorporated by reference into the Registration Statement.

      In rendering the foregoing opinion, we do not express an opinion concerning any laws other than the laws of the State of New York and the federal laws of the United States of America.

                                   Sincerely,

                                   WILMER, CUTLER & PICKERING

                                   By:/s/ MEREDITH B. CROSS
                                      ----------------------------
                                      Meredith B. Cross, a Partner